FIRST AMENDMENT OF FORBEARANCE AGREEMENT AND

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT OF FORBEARANCE AGREEMENT AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of November 13, 2019, is entered into by and among AEROCENTURY CORP., a Delaware corporation (“Borrower”), the Guarantors (defined below), the Lenders (defined below) and MUFG UNION BANK, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, “Agent”), with reference to the following facts:

RECITALS

A.           On or about October 28, 2019, Borrower, JetFleet Holding Corp., a California corporation (“Holding Guarantor”), and JetFleet Management Corp., a California corporation (“Management Guarantor” and together with Holding Guarantor, collectively the “Guarantors”), on the one hand, and the Administrative Agent and the lenders (the “Lenders”) parties to the Third Amended and Restated Credit Agreement dated as of February 19, 2019 executed by and among Borrowers, Lenders and the Administrative Agent (as amended, extended, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), entered into that certain Forbearance Agreement dated as of October 28, 2019 (the “Forbearance Agreement”).

B.           Pursuant to the Forbearance Agreement, (i) Agent and the Lenders agreed to temporarily forbear from exercising the Enforcement Actions as a result of the occurrence and continuance of the Specified Defaults described therein and (ii) MUFG Bank, Ltd. (“MUFG LTD”) agreed to temporarily forbear from exercising Termination Rights as a result of such Specified Defaults. The Forbearance Period under the Forbearance Agreement expires at 11:59 p.m. (New York City time) on November 13, 2019.

C.           Additionally, the Forbearance Agreement provided a one-time limited waiver of certain provisions of the Credit Agreement (defined in the Forbearance Agreement as “Specified Requirements”), pursuant to which Borrower was permitted to reborrow on October 29, 2019 a LIBOR Loan under the Credit Agreement in the principal amount of $36,900,000, notwithstanding the Specified Defaults.

D.           Additional LIBOR Loans under the Credit Agreement will become due and payable on Payment Dates occurring during the Forbearance Period. As a result of the Specified Defaults, Borrower is not able to reborrow such Loans as LIBOR Loans without a temporary waiver of the Specified Requirements with respect to such Loans.

E.           Borrower and Guarantors have requested that Agent, Lenders and MUFG LTD amend the Forbearance Agreement to (i) extend the Forbearance Period, and (ii) provide for a temporary limited waiver of the Specified Requirements with respect to the LIBOR Loans reborrowed during the Forbearance Period. Agent, the Lenders and MUFG LTD are willing to do so on the terms and conditions set forth in this Amendment. MUFG LTD is entering into this Amendment with respect to Section 4(a)(i) of the Forbearance Agreement as amended hereby.

F.           Lenders have agreed to make certain modifications to the Credit Agreement on the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Incorporation of Recitals. Each of the above Recitals is incorporated herein as true and correct in all material respects and is relied upon by Agent and the Lenders in agreeing to the terms of this Amendment.

2. Defined Terms. Any and all initially-capitalized terms used in this Amendment (including, without limitation, in the Recitals to this Amendment), without definition shall have the respective meanings specified in the Forbearance Agreement and/or Credit Agreement, as applicable.

3. Acknowledgments. Borrower and Guarantors each restates and reaffirms the acknowledgments each made in Section 3 of the Forbearance Agreement as of the First Extension Effective Date as such term is defined in Section 6 hereof. Except as expressly set forth herein, all terms, conditions, covenants, representations and warranties contained in the Forbearance Agreement, the Credit Agreement, the other Loan Documents and all rights of Agent and the Lenders and all obligations of Borrower and the Guarantors thereunder, remain in full force and effect. Each of Borrower and the Guarantors hereby confirm that the Forbearance Agreement, the Credit Agreement, the other Loan Documents and the Collateral Documents are in full force and effect.

4. Extension of Forbearance Period; Limited Waiver.

(a) Extension. Section 4(a)(i) of the Forbearance Agreement is hereby amended to read as follows:

“(i)
11:59 p.m. (New York City time) on December 12, 2019;”

(b) Limited Waiver. The provisions of the Credit Agreement and the other Loan Documents to the contrary notwithstanding, subject to the terms and conditions of the Forbearance Agreement (as amended hereby) and as long as a Forbearance Termination Event has not then occurred, Agent and the Lenders hereby agree to a temporary limited waiver of the Specified Requirements solely with respect to the reborrowing of LIBOR Loans that become due and payable on Payment Dates during the Forbearance Period, provided that (i) the amount reborrowed for each such LIBOR Loan shall not exceed the amount of such LIBOR Loan immediately before such reborrowing, (ii) the LIBOR Loan Period applicable for such reborrowing shall be fixed at one (1) month, and (iii) the Applicable LIBOR Margin therefor shall be equal to 6.00%.

(c) Limited Effect of Waiver. The waiver set forth in Section 4(b) above shall be limited precisely as written and shall not be deemed (a) to be a waiver of any other term or condition of the Credit Agreement or the other Loan Documents, (b) to be a waiver of any Default or Event of Default (including, without limitation, the Specified Defaults), (c) to prejudice any right or remedy which Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents, nor shall the entering into this Amendment or the Forbearance Agreement (as amended hereby) preclude agent or the Lenders from refusing to enter into any further waivers or amendments with respect to the Credit Agreement or any other Loan Document, (d) to be a consent to any future waiver under the Credit Agreement or the other Loan Documents, or (e) to constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument.

(d) Other Amendments. The title of Section 5 of the Forbearance Agreement currently reading “Reporting” is hereby replaced with “Covenants” and the following paragraphs are hereby added thereto immediately below paragraph (a) thereof:

(b)
Maintenance Report. Not later than December 12, 2019, and on a monthly basis thereafter, Borrower shall submit to Agent a six (6) month-rolling cash-basis forecast of the maintenance cash disbursements related to the Collateral and Excluded Assets (“Maintenance Expense Report”). Each such Maintenance Expense Report shall provide a breakdown forecast with respect to each item of such assets and otherwise be in form and substance satisfactory to Agent. With respect to each Maintenance Expense Report submitted after the initial Maintenance Expense Report, Borrower shall submit a variance report, on both a month-by-month basis and a cumulative, monthly roll-forward basis through the end of the immediately preceding month, comparing the actual cash disbursements to the projected cash disbursements for such period.

(c)
No New Loans. Other than with respect to the reborrowing of a LIBOR Loan, Borrower shall not make a request for a Loan.

5. Amendments to Credit Agreement. The Credit Agreement shall be amendment as follow:

(a) The definitions of “Revolving Commitment” and “Maximum Amount” shall each be amended by replacing “One Hundred Forty-Five Million and 00/100 Dollars ($145,000,000.00)” in the first sentence thereof with “One Hundred Fifteen Million and 00/100 Dollars ($115,000,000.00)”.

(b) Section 2.18 of the Credit Agreement shall be amended by replacing “One Hundred Sixty Million and 00/100 Dollars ($160,000,000.00)” in the first sentence thereof with “One Hundred Thirty Million and 00/100 Dollars ($130,000,000.00)”.

(c) All references to “Revolving Commitment”, the “Maximum Amount”, the “Revolving Loans” or such similar terms describing the amount of the Credit Facility in the Credit Agreement and the other Loan Documents shall be amended to be references to such respective terms in the amount of $115,000,000.

(d) Schedule A to the Credit Agreement shall be amended and replaced with Schedule A attached hereto.

6. Conditions Precedent. This Amendment shall become effective on the date (the “First Extension Effective Date”) each of the following conditions shall have been satisfied or waived by Agent in its sole discretion:

(a) This Amendment. Agent shall have received this Amendment, duly executed by Borrower, Guarantors and the Lenders.

(b) No Default. Upon giving effect to this Amendment, there shall be no Default or Event of Default (other than the Specified Defaults).

7. Forbearance Extension Fee. In consideration of the limited agreement of the Lenders to extend the Forbearance Period as provided herein, Borrowing shall pay to Agent for the account of the Lenders a forbearance extension fee in the amount of $225,000, which fee shall be deemed fully earned and non-refundable for any reason whatsoever and shall be due and payable not later than December 12, 2019. Borrower hereby authorizes Agent to deduct the forbearance extension fee from the deposit account maintained with Agent ending with the last four digits 0410.

8. General Release. Each of Borrower and Guarantors, on behalf of itself and on behalf of its Subsidiaries, successors, assigns, legal representatives and financial advisors (collectively, the “Releasing Parties”), hereby releases, acquits and forever discharges Agent, the Lenders and each of their respective past and present directors, officers, employees, agents, attorneys, affiliates, predecessors, successors, administrators and assigns (the “Released Parties”) of and from any and all claims, actions, causes of action, demands, rights, damages, costs, loss of service, expenses and compensation whatsoever heretofore or hereafter arising from any events or occurrences, or anything done, omitted to be done, or allowed to be done by any of the Released Parties, on or before the date of execution of this Amendment, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, including, without limitation, any of the same arising from or related to anything done, omitted to be done, or allowed to be done by any of the Released Parties and in any way connected with this Amendment, the Forbearance Agreement, or any of the Loan Documents, any other credit facilities provided or not provided, any advances made or not made, or any past or present deposit or other accounts of any Releasing Party with any Released Party and the handling of the same by any Released Party, including, without limitation, the manner and timing in which items were deposited or credited thereto or funds transferred therefrom or made available to any of the Releasing Parties, the honoring or returning of any checks drawn on any account, and any other dealings between the Releasing Parties and the Released Parties (the “Released Matters”). Releasing Parties each further agree never to commence, aid or participate in (except to the extent required by order or legal process issued by a court or governmental agency of competent jurisdiction) any legal action or other proceeding based in whole or in part upon the Released Matters. In furtherance of this general release, Releasing Parties each acknowledge and waive the benefits of California Civil Code Section 1542 (and all similar ordinances and statutory, regulatory, or judicially created laws or rules of any other jurisdiction), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Releasing Parties each agree that this waiver and release is an essential and material of this Amendment, and that the agreements in this paragraph are intended to be in full satisfaction of any alleged injuries or damages to or of any Releasing Parties in connection with the Released Matters. Each Releasing Party represents and warrants that it has not purported to convey, transfer or assign any right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of the Released Matters. Releasing Parties each also understand that this release shall apply to all unknown or unanticipated results of the transactions and occurrences described above, as well as those known and anticipated. Releasing Parties each have consulted with legal counsel prior to signing this release, or had an opportunity to obtain such counsel and knowingly chose not to do so, and each Releasing Party executes such release voluntarily, with the intention of fully and finally extinguishing all Released Matters.

9. Miscellaneous.

(a) Notices. All notices and requests in connection with this Amendment, the Forbearance Agreement or the Credit Agreement (notwithstanding Section 12.7.1 thereof) to Borrower or Agent shall be sufficiently given or made if given or made in writing via hand delivery, overnight courier, U.S. Mail (postage prepaid) or email, and addressed as follows:

(1) If to Borrower:

AeroCentury Corp.
1440 Chapin Avenue, Suite 310
Burlingame, CA 94010-4011
Email: toni.perazzo@aerocentury.com
    chris.tigno@aerocentury.com

(2) If to Agent:

MUFG Union Bank, N.A.
Special Assets Division
Attn: Christopher Petrocelli
 John Lilly
1221 Avenue of Americas, 7th Floor
New York, NY 10020
Email: CPetrocelli@us.mufg.jp

   JLilly@us.mufg.jp

and:

Sheppard Mullin Richter & Hampton LLP
Four Embarcadero Center, 17th Floor
San Francisco, CA 94111-4106
Attn: Juliette M. Ebert
  Richard Brunette
  Robert Sahyan
Email: JEbert@sheppardmullin.com
    RBrunette@sheppardmullin.com
    RSahyan@sheppardmullin.com

(b) Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or in any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent and Lenders to rely thereon.

(c) Agreement as Loan Document. This Amendment and the Forbearance Agreement (as amended hereby) shall each constitute a Loan Document under the Credit Agreement. Any provision of any Loan Document which applies to Loan Documents generally shall apply to this Amendment and the Forbearance Agreement (as amended hereby). It shall be an immediate Event of Default under the Credit Agreement if Obligor breaches any covenant contained herein or in the Forbearance Agreement (as amended hereby) or if any representation or warranty contained herein or in the Forbearance Agreement (as amended hereby) proves to be inaccurate or untrue in any material respect. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms and are hereby in all respects ratified and confirmed.

(d) Review And Construction Of Documents. Each party hereto hereby acknowledges, and represents and warrants to the other parties hereto, that:

(i) it has had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Amendment and the Forbearance Agreement (as amended by this Amendment) with legal counsel;

(ii) it has carefully reviewed this Amendment and the Forbearance Agreement (as amended by this Amendment) and fully understands all terms and provisions of this Amendment and the Forbearance Agreement (as amended by this Amendment);

(iii) it has freely, voluntarily, knowingly, and intelligently entered into this Amendment and the Forbearance Agreement (as amended by this Amendment) of its own free will and volition;

(iv) none of the Lenders or Agent have a fiduciary relationship with any Obligor and the Obligor does not have a fiduciary relationship with Agent or the Lenders, and the relationship between the Lenders or Agent, on the one hand, and Obligor, on the other hand, is solely that of creditor and debtor; and

(v) no joint venture exists among Obligor and the Lenders or Agent.

(e) Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment, and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(f) APPLICABLE LAW. THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(g) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT, THE FORBEARANCE AGREEMENT (AS AMENDED BY THIS AMENDMENT) OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

(h) Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, Lenders and Obligor and their respective successors and assigns; provided, however, that Obligor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent and Lenders. The execution and delivery of this Amendment by any Lender prior to the First Extension Effective Date shall be binding upon its successors and assigns and shall be effective as to any Loans or Revolving Commitment assigned to such Lender after such execution and delivery.

(i) Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. An executed signature page of this Amendment may be delivered by facsimile transmission or electronic PDF of the relevant signature page hereof.

(j) Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

(k) Expenses of Agent and Lenders. Borrower shall promptly pay all fees, costs, charges, expenses, and disbursements of Agent incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment, including all legal fees and expenses.

(l) Further Assurances. Obligor agrees to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things, as may be reasonably requested by Agent and necessary or reasonably advisable to carry out the intents and purposes of this Amendment.

(m) Amendments. The provisions of the Forbearance Agreement (as amended by this Amendment) may be further amended or waived by an instrument in writing signed by Borrower, the Lenders and Agent, provided that an amendment limited to extending the Forbearance Period and/or granting a further waiver of the Specific Requirements on similar conditions hereof shall be effective pursuant to a writing signed by Agent, at the direction of the Requisite Lenders, and Borrower.

(n) NO ORAL AGREEMENTS. THIS AMENDMENT AND THE FORBEARANCE AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO REGARDING THE CREDIT PARTIES’ FORBEARANCE WITH RESPECT TO THEIR RIGHTS AND REMEDIES WHICH MAY ARISE AS A RESULT OF THE SPECIFIED EVENTS OF DEFAULT AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSION OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

 [signature pages follow]

SMRH:4835-8340-7020.5	-[Insert Page Number]-

IN WITNESS WHEREOF, the parties have entered into this Amendment by their respective duly authorized officers as of the date first above written.

BORROWER:

AEROCENTURY CORP.,
a Delaware corporation

By:
_________________________
Name: _________________________
Title:
_________________________

GUARANTORS:

JETLEET HOLDING CORP.,
a California corporation

By:
_________________________
Name: _________________________
Title:
_________________________

JETFLEET MANAGEMENT CORP.,
a California corporation

By:
_________________________
Name: _________________________
Title:
_________________________

SMRH:4835-8340-7020	S-7

ADMINISTRATIVE AGENT:

MUFG UNION BANK, N.A.

By:
_________________________

Name: _________________________

Title:
_________________________

SMRH:4835-8340-7020	S-7

MUFG LTD:

MUFG BANK, LTD.

By:
_________________________

Name: _________________________

Title:
_________________________

SMRH:4835-8340-7020	S-7

LENDER:

UMPQUA BANK

By:
_________________________
Name: _________________________
Title:
_________________________

SMRH:4835-8340-7020	S-7

LENDER:

ZIONS BANCORPORATION, N.A. (fka ZB, N.A.) dba CALIFORNIA BANK AND TRUST

By:
_________________________
Name: _________________________
Title:
_________________________

SMRH:4835-8340-7020	S-7

LENDER:

U.S. BANK NATIONAL ASSOCIATION

By:
_________________________
Name: _________________________
Title:
_________________________

SMRH:4835-8340-7020	S-7

LENDER:

COLUMBIA STATE BANK

By:
_________________________
Name: _________________________
Title:
_________________________

SMRH:4835-8340-7020	S-7

Schedule A

Revolving Commitment

Lender	Commitment	Pro Rata Share
MUFG Union Bank, N.A.	$29,344,827.59	25.5172413793%
Umpqua Bank	$27,758,620.69	24.1379310345%
Zions Bancorporation, N.A. (fka ZB, N.A.) dba California Bank & Trust	$23,793,103.45	20.6896551724%
U.S. Bank National Association	$22,206,896.55	19.3103448276%
Columbia State Bank	$11,896,551.72	10.3448275862%
TOTAL:	$115,000,000.00	100.0000000000%

SMRH:4835-8340-7020.5	Schedule A